UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
October 25, 2006
AIRGAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9344	56-0732648

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
259 North Radnor-Chester Road, Suite 100
Radnor, PA 19087-5283

(Address of principal executive offices)
Registrant’s telephone number, including area code: (610) 687-5253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.02 Results of Operations and Financial Condition
Item 9.01 Financial Statements and Exhibits
Signatures
Press Release dated October 25, 2006

Item 2.02 Results of Operations and Financial Condition
On October 25, 2006, Airgas, Inc. (the “Company”) reported its earnings for its second quarter and six months ended September 30, 2006, as described in the press release attached as Exhibit 99.1 and incorporated herein by reference.
The information contained in this Form 8-K report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Non-GAAP Measures:
The press release attached as Exhibit 99.1 contains certain financial measures that are not defined under generally accepted accounting principles (GAAP). Return on capital is a non-GAAP measure that helps investors access how effectively the Company uses the capital invested in its operations. The Company also provided forward-looking earnings per share guidance on a non-GAAP basis for the third quarter ended December 31, 2006 and fiscal 2007 that excluded a charge for the early extinguishment of debt. The Company believes that its non-GAAP earnings guidance provides financial statement users with meaningful insight into operating trends.
The Company’s intent is to provide non-GAAP financial information to enhance investors’ understanding of the Company’s consolidated financial statements and should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP.
Item 9.01 Financial Statements and Exhibits
(a)	None

(b)	None

(c)	None

(d)	Exhibits.
     99.1 — Press Release dated October 25, 2006

Signatures
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant and Co-Registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRGAS, INC.			AIRGAS EAST, INC.

(Registrant)			AIRGAS GREAT LAKES, INC.
AIRGAS MID AMERICA, INC.
AIRGAS NORTH CENTRAL, INC.
BY:	/s/ Robert M. McLaughlin		AIRGAS SOUTH, INC.

	Robert M. McLaughlin		AIRGAS GULF STATES, INC.
	Senior Vice President &		AIRGAS MID SOUTH, INC.
	Chief Financial Officer		AIRGAS INTERMOUNTAIN, INC.
AIRGAS NORPAC, INC.
AIRGAS NORTHERN CALIFORNIA & NEVADA, INC.
AIRGAS SOUTHWEST, INC.
AIRGAS WEST, INC.
AIRGAS SAFETY, INC.
AIRGAS CARBONIC, INC.
AIRGAS SPECIALTY GASES, INC.
NITROUS OXIDE CORP.
RED-D-ARC, INC.
AIRGAS DATA, LLC

(Co-Registrants)

		BY:	/s/ Robert M. McLaughlin

Robert M. McLaughlin
Senior Vice President &
Chief Financial Officer

ATNL, INC.

(Co-Registrant)

		BY:	/s/ Melanie Andrews

Melanie Andrews
President
DATED: October 26, 2006